Exhibit 4.10

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

by and among

THRYV HOLDINGS, INC.

and

THE OTHER PARTIES NAMED HEREIN

Dated as of September [●], 2020

TABLE OF CONTENTS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of September [●], 2020 (the “Effective Date”), by and among (i) Thryv Holdings, Inc., a Delaware corporation (the “Company”), (ii) [Mudrick Capital Management, L.P.], a Delaware limited partnership (the “Mudrick Entity”), (iii) [GoldenTree Asset Management LP], a Delaware limited partnership (the “GoldenTree Entity”), (iv) [Paulson & Co. Inc.], a Delaware corporation (the “Paulson Entity”), and (v) [Cerberus Capital Management L.P.], a Delaware limited partnership (the “Cerberus Entity”) and each of the other Affiliates (as defined below) of the foregoing that are signatories to this Agreement (each a “Stockholder” and collectively the “Stockholders”).

RECITALS

WHEREAS, the Company and the Stockholders are party to that certain Stockholders Agreement, dated July 29, 2016 (as amended, the “Original Agreement”).

WHEREAS, in connection with the Company’s proposed Public Listing (as defined below), the Original Agreement will terminate in accordance with Section 3.13 of the Original Agreement, provided, that certain provisions will survive and the Stockholders and the Company now desire to amend and restate the Original Agreement in its entirety pursuant to Section 7.5 of the Original Agreement for the purpose of providing for certain surviving rights and obligations of the Company and the Stockholders upon and after the consummation of the Public Listing.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1
Certain Definitions.  As used in this Agreement, the following definitions shall apply:

“5% Stockholder” means each Stockholder Group with an Aggregate Ownership of at least five percent (5%) of the issued and outstanding shares of Common Stock as of such date.

“Affiliate” means, when used with reference to any specified Person, any other Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such specified Person and, in respect of any Stockholder, any investment fund, vehicle or holding company of which such Stockholder or any Affiliate of such Stockholder serves as the general partner, managing member or discretionary manager or advisor; provided, that none of the Company or its subsidiaries shall be deemed to be an Affiliate of the Stockholders; provided, further, that no portfolio company of any Stockholder or of any Affiliate of such Stockholder shall be considered an Affiliate of such Stockholder.

“Aggregate Ownership” means, with respect to any Stockholder Group, the total number of shares of Common Stock Beneficially Owned, in the aggregate and without duplication, by such Stockholder Group as of the date of such calculation.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 (or any successor rule then in effect) promulgated under the Securities Act.

“Beneficially Owned” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York City, New York are authorized or required by law to close.

“Bylaws” means the Second Amended and Restated Bylaws of the Company, as may be amended, modified or supplemented or amended and restated and in effect from time to time.

“Cerberus” means [Cerberus Capital Management L.P.].

“Cerberus Entity” has the meaning set forth in the Preamble.

“Cerberus Parties” means Cerberus, the Cerberus Entity and their Affiliates, in each case so long as any such Cerberus Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Cerberus and (ii) owns Company Securities.

“Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company, as may be amended, modified or supplemented or amended and restated and in effect from time to time, including any certificates of correction or amendment thereto that are filed with the Delaware Secretary of State.

“Common Stock” means the common stock of the Company, par value $0.01 per share (or any successor of the Company by merger, consolidation or other reorganization) and any stock into which any such common stock shall have been changed or any stock resulting from any reclassification of any such common stock.

“Company” has the meaning set forth in the Preamble.

“Company Securities” means (i) the Common Stock and (ii) securities then convertible into, or exercisable or exchangeable for, Common Stock.

“Demand Registration Notice” has the meaning set forth in Section 3.1(a).

“Director” means any of the individuals elected to serve on the Board.

“Director Nominee” has the meaning set forth in Section 2.1(b)(i).

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“GoldenTree” means [GoldenTree Asset Management LP].

“GoldenTree Entity” has the meaning set forth in the Preamble.

“GoldenTree Parties” means GoldenTree, the GoldenTree Entity and their Affiliates, in each case so long as any such GoldenTree Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with GoldenTree and (ii) owns Company Securities.

“Governing Documents” means the Certificate of Incorporation and the Bylaws.

“Initial Requesting Holder” means, with respect to any registration of Registrable Securities that is requested pursuant to Section 3.1(a), the Stockholder or Stockholders (as the case may be) who made the underlying Registration Demand.

“Losses” has the meaning set forth in Section 3.7.

“Mudrick” means [Mudrick Capital Management, L.P.].

“Mudrick Parties” means Mudrick, the Mudrick Entity and their Affiliates, in each case so long as any such Mudrick Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Mudrick and (ii) owns Company Securities.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Securities, (ii) causing the adoption of shareholders’ resolutions and amendments to the Governing Documents, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating Stockholder Group” has the meaning set forth in Section 2.1(b).

“Original Agreement” has the meaning set forth in the Recitals.

“Paulson” means Paulson & Co. Inc.

“Paulson Entity” has the meaning set forth in the Preamble.

“Paulson Parties” means Paulson, the Paulson Entity and their Affiliates, in each case so long as any such Paulson Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Paulson and (ii) owns Company Securities.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other legal entity or body, or a governmental agency or political subdivision thereof.

“Piggyback Registration” means any proposed filing of a Registration Statement with respect to Company Securities that requires the Company to provide the Stockholders with a Piggyback Registration Notice.

“Piggyback Registration Notice” has the meaning set forth in Section 3.2(a).

“Piggyback Registration Request” has the meaning set forth in Section 3.2(a).

“Public Offering” means any (a) Public Listing or (b) bona fide firm commitment underwritten sale of Common Stock to the public pursuant to an effective Registration Statement.

“Public Listing” means the public listing of the shares of Common Stock pursuant to an effective Registration Statement in which the Company becomes required under the Exchange Act to file reports pursuant thereto.

“Registrable Securities” means all shares of Common Stock issued by the Company to a Stockholder, any additional shares of Common Stock held by a Stockholder (including Common Stock acquired upon the exercise of any preemptive rights and upon exercise of options or settlement of other awards issued by the Company) and any additional securities issued or distributed by way of a dividend or other distribution in respect of any such shares of Common Stock; provided, that such Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to a Registration Statement or Rule 144 (or any successor provision) under the Securities Act and (ii) upon repurchase by the Company.

“Registration Demand” has the meaning set forth in Section 3.1(a).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with Article III, including (i) the fees, disbursements and expenses of the Company’s counsel and accountants (including the expenses of any annual audit letters and “cold comfort” letters required or incidental to the performance of such obligations), (ii) the reasonable fees and disbursements of one (1) counsel for all of the Selling Holders, which counsel shall be selected by the Company and be reasonably acceptable to holders of a majority of the Registrable Securities to be registered on the Registration Statement, (iii) all expenses, including filing fees, in connection with the preparation, printing and filing of the Registration Statement, any free writing, preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers, (iv) the cost of printing or producing any agreements among underwriters, underwriting agreements, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of, (v) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, (vi) the filing fees incidental to securing any required review by FINRA of the terms of the sale of the securities to be disposed of, (vii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (viii) all security engraving and security printing expenses, (ix) all fees and expenses payable in connection with the listing of the securities on any national securities exchange and (x) all rating agency fees.

“Registration Request” has the meaning set forth in Section 3.1(a).

“Registration Statement” means a registration statement under the Securities Act that is filed by the Company with the SEC for a public offering and sale of securities of the Company, other than a registration statement on Form S-8 or Form S-4 or any successor forms thereto.

“Requesting Holder” means, with respect to any Registration Statement that is used to register Registrable Securities pursuant to Article III, any Stockholder who is an Initial Requesting Holder or timely submits a Registration Request pursuant to Section 3.1, or any Stockholder who timely submits a Piggyback Registration Request pursuant to Section 3.2.

“Responsible Requesting Holder” has the meaning set forth in Section 3.4.

“Rule 144” means Rule 144 under the Securities Act, and any successor rule or regulation hereafter adopted by the SEC.

“SEC” means the United State Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Holder” means, with respect to any Registration Statement that is used to register Registrable Securities pursuant to Article III, any Stockholder who Beneficially Owns Registrable Securities included in such Registration Statement.

“Shelf Registration Statement” has the meaning set forth in Section 3.1(d)(i).

“Stockholder(s)” has the meaning set forth in the Preamble.

“Stockholder Group” means each of the Mudrick Parties, the GoldenTree Parties, the Paulson Parties and the Cerberus Parties, severally and not jointly.

“Stock Exchange” means the New York Stock Exchange or other national securities exchange or interdealer quotation system on which the shares of Common Stock is at any time listed or quoted.

“Underwriter’s Maximum Number” has the meaning set forth in Section 3.1(j).

“Underwriting Agreement” has the meaning set forth in Section 3.6.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act (or any successor rule then in effect).

Section 1.2
Interpretive Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References in this Agreement to a number or percentage of shares, units or other equity interests shall take into account and give effect to any split, combination, dividend or recapitalization of such shares, units or other equity interests, as applicable.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1
Board of Directors.

(a)
Size.  As of the Effective Date, the total number of Directors on the Board shall be eight (8), which shall initially consist of the following individuals Joseph Walsh; Jason Mudrick; Amer Akhtar; Ryan O’Hara; Lauren Vaccarello; Heather Zynczak; Bonnie Kintzer and John Slater and shall thereafter be increased or decreased as determined by the Board from time to time in accordance with this Agreement and the Governing Documents.

(b)
Composition.  Subject to Section 2.1(a), the composition of the Board shall be as follows:

(i)
So long as the Aggregate Ownership of any one of the Mudrick Parties, GoldenTree Parties or Paulson Parties (each individually a “Nominating Stockholder Group”) each constitutes at least ten percent (10%) of the issued and outstanding shares of Common Stock, such Nominating Stockholder Group shall have the right to designate for nomination one (1) Director for every ten percent (10%) of the issued and outstanding shares of Common Stock that are held by such Nominating Stockholder Group as of the date of calculation (each such individual so designated, a “Director Nominee”).  For the avoidance of doubt, as of the Effective Date:

A.
the Mudrick Parties shall have the right to designate five (5) Director Nominees for so long as the Aggregate Ownership of the Mudrick Parties shall constitute at least fifty percent (50%) of the issued and outstanding shares of Common Stock;

B.
the GoldenTree Parties shall have the right to designate one (1) Director Nominee for so long as the Aggregate Ownership of the GoldenTree Parties shall constitute at least ten percent (10%) of the issued and outstanding shares of Common Stock; and

C.
the Paulson Parties shall have the right to designate one (1) Director Nominee for so long as the Aggregate Ownership of the Paulson Parties shall constitute at least ten percent (10%) of the issued and outstanding shares of Common Stock.

provided, that, notwithstanding the foregoing, upon any date on which the Aggregate Ownership of any Nominating Stockholder Group falls below ten percent (10%) of the issued and outstanding shares of Common Stock, such Nominating Stockholder Group’s right to nominate any Directors to the Board shall automatically terminate and any subsequent increase in the Aggregate Ownership of such Nominating Stockholder Group to, or in excess of, ten percent (10%) shall not entitle such Nominating Stockholder Group to any rights under this Article II; and

(ii)
other than as expressly set forth in this Agreement, each additional designee to the Board shall be filled as provided in the Governing Documents.

(c)
Nominations.  With respect to any Director to be nominated by any Nominating Stockholder Group other than the initial Directors listed in Section 2.1(a), a Nominating Stockholder Group shall nominate its Director or Directors by delivering to the Company its written statement at least sixty (60) days prior to the annual meeting of the Company where such Nominating Stockholder Group is entitled to nominate its Director or Directors and setting forth such Director’s or Directors’ business address, telephone number, facsimile number and e-mail address; provided, that if a Nominating Stockholder Group shall fail to deliver such written notice, such Nominating Stockholder Group, shall be deemed to have nominated the Director(s) previously nominated (or designated pursuant to Section 2.1(a)) by such Nominating Stockholder Group who is/are currently serving on the Board.

(d)
Company Obligations. The Company hereby agrees to take all Necessary Action to effectuate this Section 2.1 by (A) including the Director Nominees of each Nominating Stockholder Group nominated pursuant to this Section 2.1 as the nominees to the Board on each slate of nominees for election of the Board included in the Company’s annual meeting proxy statement (or consent solicitation or similar document), (B) recommending the election of such Director Nominees to the stockholders of the Company and (C) without limiting the foregoing, using its reasonable best efforts to cause such Director Nominees to be elected to the Board, including providing at least as high a level of support for the election of such Director Nominees as it provides to any other individual standing for election as a Director.

(e)
Removal; Vacancies.

(i)
In the event that a Nominating Stockholder Group has nominated less than the total number of Director Nominees that such Nominating Stockholder Group is entitled to nominate pursuant to this Section 2.1, such Nominating Stockholder Group shall have the right, at any time, to nominate such additional Director Nominees to which it is entitled, in which case the Nominating Stockholder Group and the Company shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board as required to enable the Nominating Stockholder Group to so nominate such additional Director Nominees and (B) appoint such additional Director Nominees of the Nominating Stockholder Group to such newly created directorships.

(ii)
If at any time the number of Director Nominees that a Nominating Stockholder Group is entitled to nominate pursuant to this Section 2.1 is less than the number of Director Nominees on the Board, such Nominating Stockholder Group shall cause the required number of Directors to (i) immediately offer to resign from the Board and the Board will consider whether to accept such resignation or (ii) if such Director has not resigned, will not stand for reelection on or prior to the Company’s next annual meeting of the stockholders at which Directors of the Board are to be elected.

(iii)
If any Director previously nominated by a Nominating Stockholder Group dies or is unwilling or unable to serve as such or otherwise resigns from office, then the Nominating Stockholder Group who previously nominated such Director shall promptly nominate a successor to such Director, in accordance with this Section 2.1; but if none of the Nominating Stockholder Groups are entitled to fill such vacant Director position(s), such vacant Director position(s) shall be filled by the Board in accordance with the Governing Documents.

(iv)
Except as set forth in this Section 2.1(e), (i) Directors shall serve until their resignation or removal or until their successor is nominated and elected and (ii) any other vacant Director position(s) shall be filled by the Board, or the Board shall nominate a replacement Director, in each case in accordance with the Governing Documents.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1
Demand Registration.

(a)
Requests for Registration.  Subject to Section 3.1(b) and the other terms of this Article III, any 5% Stockholder shall have the right to, in each case, pursuant to Section 3.1(c) or Section 3.1(d), request the Company to effect the registration under and in accordance with the provisions of the Securities Act of the offering of all or any portion of the Registrable Securities Beneficially Owned by such 5% Stockholder, by submitting a written request of such registration and specifying the amount of Registrable Securities proposed to be registered and the intended method (or methods) and plan of disposition thereof, including whether such requested registration is to involve an underwritten offering (a “Registration Demand”).  The Company shall give prompt written notice thereof (a “Demand Registration Notice”) (and in any event within ten (10) Business Days from the date of receipt of such Registration Demand) to each of the other 5% Stockholders, each of whom shall be entitled to elect to include, subject to the terms and conditions set forth in this Article III, Registrable Securities Beneficially Owned by it in the Registration Statement to which a Demand Registration Notice relates, by submitting a written request to the Company (a “Registration Request”) within fifteen (15) days after the date of such Demand Registration Notice, specifying the number of Registrable Securities that such Initial Requesting Holder intends to dispose of pursuant to such Registration Statement.  Except as otherwise provided in this Agreement, the Company shall prepare and use its reasonable best efforts to file with the SEC, within ninety (90) days after the date of the applicable Registration Demand, a Registration Statement with respect to the following (in either case subject to Section 3.1(j) if the Registrable Securities will be sold in an underwritten offering):  (i) all Registrable Securities of the Initial Requesting Holder included in such Registration Demand and (ii) all Registrable Securities that other Stockholders elect to include in such Registration Statement, pursuant to one (1) or more timely submitted Registration Requests.  Thereafter, the Company shall use its reasonable best efforts, in accordance with Section 3.5, to effect the registration of the offering of such Registrable Securities under the Securities Act and applicable state securities laws, for disposition in accordance with the intended method or methods of disposition stated in the underlying Registration Demand.  Subject to Section 3.1(j), the Company may include in such Registration Statement such number of Registrable Securities as the Company proposes to offer and sell for its own account or the account of any other Person.

(b)
Limitation on Demand Registration.  Notwithstanding anything to the contrary in this Section 3.1, no 5% Stockholder may make a Registration Demand until the earliest to occur of (i) the six-month anniversary of the Company’s Public Listing and (ii) the date on which the Board approves the making of a Registration Demand pursuant to this Section 3.1, provided, that, notwithstanding the foregoing, no 5% Stockholder may make a Registration Demand pursuant to Section 3.1(c) if the Company is preparing or has a Shelf Registration Statement on file with the SEC in accordance with Section 3.1(d).

(c)
Form S-1 Registration.  Subject to the terms and conditions of this Article III, any 5% Stockholder, shall have the right to submit a Registration Demand to effect the registration on Form S-1 (or any successor form) of all or any portion of the Registrable Securities held by such Stockholders; provided, that the 5% Stockholders, shall, collectively, be limited to three (3) such Registration Demands.  Any registration pursuant to such a Registration Demand may, if so requested in the underlying Registration Demand, be a “shelf” registration for an offering of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule that is subsequently adopted by the SEC).  For the avoidance of doubt, the Company shall not be required to effect a registration of Registrable Securities pursuant to this Section 3.1(c) if the Company is preparing or has a Shelf Registration Statement on file with the SEC in accordance with Section 3.1(d).

(d)
Registration; Shelf Registration.

(i)
Subject to the terms and conditions of this Article III, as soon as reasonably practicable after the Company is eligible to use Form S-3 (or any successor form) as a “shelf” registration on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule that is subsequently adopted by the SEC) for the registration of all the Registrable Securities of the Stockholders for resale (a “Shelf Registration Statement”), the Company shall prepare and file with the SEC a Shelf Registration Statement and shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after filing.  The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective until such date on which all Registrable Securities included in such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or another Registration Statement is filed under the Securities Act.

(ii)
Further, upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the 5% Stockholders as promptly as reasonably practicable, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than ninety (90) days after it becomes a Well-Known Seasoned Issuer, and take commercially reasonable efforts to cause such Automatic Shelf Registration Statement to remain effective thereafter (subject to applicable securities laws).  Notwithstanding the foregoing, in the event that an effective Shelf Registration Statement or Automatic Shelf Registration Statement is not on file, each 5% Shareholder shall have the right, subject to terms and conditions of this Article III, to submit a Registration Demand pursuant to Section 3.1(c) or a Registration Demand for the Company to file a Shelf Registration.

(e)
Delay for Disadvantageous Condition.  If, in connection with any requested or ongoing registration pursuant to a Registration Demand and in addition to any limitations set forth in Section 3.1(f), the Company provides a certificate to the Requesting Holders, signed by the Chief Executive Officer of the Company and stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its Stockholders for such Registration Statement either to become effective or to remain effective for as long as such Registration Statement otherwise would be required to remain effective, or if the Company is prohibited by the terms of any applicable underwriting or securities purchase agreement, then the Company shall have the right to defer taking action with respect to such Registration Statement and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that (i) the aggregate number of days in all such delay periods in any period of twelve (12) consecutive months shall not exceed one hundred and thirty five (135) days and (ii) at least thirty (30) days shall elapse between the termination of any delay period and the commencement of the immediately succeeding delay period.

(f)
Limitation on Successive Registrations and Underwritten Offerings.  The Company shall not be required to effect a registration of Registrable Securities pursuant to Section 3.1(c) or Section 3.1(d) for a period of ninety (90) days immediately following the effective date of any Registration Statement filed pursuant to this Section 3.1 and in no event shall the Company be required to file more than three (3) Registration Statements pursuant to Section 3.1(d) during any twelve (12) month period.  Without limiting the foregoing, in addition, in no event shall the Company have the obligation to effect more than three (3) underwritten offerings pursuant to this Section 3.1, and, provided, further, the Company shall not be required to effect an underwritten offering if the Company determines in good faith with the consent a majority of the Board that pursuing an underwritten offering is not in the best interests of the Company.

(g)
Demand Withdrawal.  With respect to any registration requested pursuant to this Section 3.1, (i) the Initial Requesting Holder who submitted the underlying Registration Demand may withdraw such Registration Demand and (ii) any Requesting Holder may withdraw its Registrable Securities from such registration, in either case by providing written notice to the Company at any time (x) in the case of an underwritten offering, prior to the filing of the preliminary prospectus pursuant to such registration, and (y) in the case of non-underwritten offering, prior to the effective date of the Registration Statement relating to such Registration Demand.  If all of the Registrable Securities to be included in the registration pursuant to any Registration Demand are so withdrawn, then such Registration Demand shall be deemed withdrawn.  In the event of any such actual or deemed withdrawal of a Registration Demand, the Company shall cease all efforts to effect the registration of the Registrable Securities requested to be included in such registration, without liability to any Requesting Holder.  Such registration will be deemed to have been effected (including for purposes of Section 3.1(c) and Section 3.1(d), with respect to a Registration Demand made thereunder) unless (A) each Requesting Holder who has withdrawn its Registration Demand or has withdrawn all of its Registrable Securities from such registration has paid (or reimbursed the Company for), pursuant to Section 3.4, its pro rata share (based on a fraction, the numerator of which is the number of Registrable Securities that such Requesting Holder asked to be included in such withdrawn registration and the denominator of which is the aggregate number of Registrable Securities that all Requesting Holders, collectively, requested to be included in such withdrawn registration) of the Registration Expenses incurred by the Company in connection with such withdrawn registration; provided, that if any revocation was based on the Company’s failure to comply in any material respect with its obligations hereunder, such reimbursement of Registration Expenses shall not be required or (B) the withdrawal is made following the occurrence of a material adverse change in the business or financial condition of the Company that is made known to the Initial Requesting Holder after the date of the applicable Registration Demand, or (C) if the registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or omission by any Requesting Holder; provided, that if any such stop order, injunction, order or requirement is issued or imposed as a result of any misrepresentation or omission by any Requesting Holder(s), the Responsible Requesting Holder(s) shall be solely responsible for paying (or reimbursing the Company for) all of the Registration Expenses to be paid or reimbursed to the Company pursuant to Section 3.4.

(h)
Effective Registration.  Notwithstanding anything to the contrary in this Agreement, except to the extent expressly set forth in Section 3.1(g), a Registration Statement filed pursuant to this Section 3.1 shall not be deemed to have been requested or effected (including for purposes of Section 3.1(c) and Section 3.1(d), with respect to a Registration Demand made thereunder) unless it has been declared effective by the SEC and shall have remained effective for one hundred and eighty (180) days (excluding any periods of time during which such Registration Statement is tolled or suspended pursuant to Section 3.1(e) or Section 3.5(c)) or such shorter period as may be required to sell all Registrable Securities included in such Registration Statement; provided, that in the case of any registration of Registrable Securities that are intended to be offered on a continuous or delayed basis, such one hundred and eighty (180) day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold.  In no event shall a registration be deemed to have been effected if (i) after the Registration Statement has been declared effective by the SEC, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, for any reason other than a misrepresentation or an omission by any Requesting Holder and, as a result thereof, the Registrable Securities requested to be registered therein cannot be completely distributed in accordance with the plan of distribution set forth in such Registration Statement or (ii) the conditions to closing the sale of Registrable Securities specified in any purchase agreement or Underwriting Agreement, which agreement was entered into in connection with such registration for the purpose of distributing Registrable Securities in accordance with the plan of distribution set forth in the applicable Registration Statement, are not satisfied or waived other than solely by reason of some act or omission by any Requesting Holder.

(i)
Selection of Underwriters.  Subject to Section 3.1(f), any registration of Registrable Securities pursuant to this Section 3.1 may, if so requested in the underlying Registration Demand by the 5% Stockholder, be effected as an underwritten offering, and in such event the Company shall have the right to select the managing underwriter or underwriters for the offering; provided, that such underwriter or underwriters shall be reasonably acceptable to the Requesting Holder(s).

(j)
Priority.  If a registration under this Section 3.1 involves an underwritten offering and the managing underwriter(s) in its good faith judgment advises the Company that the number of Registrable Securities requested to be included in the Registration Statement by the Requesting Holders exceeds the number of securities that can be sold without adversely affecting the price, timing, distribution or sale of securities in the offering (the “Underwriter’s Maximum Number”), the Company shall be required to include in such Registration Statement only such number of securities as is equal to the Underwriter’s Maximum Number and the Company and the Requesting Holders shall participate in such offering in the following order of priority:

(i)
First, the Company shall be obligated and required to include in the Registration Statement the number of Registrable Securities that the Requesting Holder(s) have requested to be included in the Registration Statement and that does not exceed the Underwriter’s Maximum Number; provided, that if there are multiple Requesting Holders, the Registrable Securities to be included in the Registration Statement shall be allocated among all such Requesting Holders in proportion, as nearly as practicable, to the respective number of Registrable Securities held by them on the date of the underlying Registration Demand.  If any Requesting Holder would thus be entitled to include more Registrable Securities than it requested to be registered, the excess shall be allocated among other Requesting Holders pro rata in the manner described in the preceding sentence.

(ii)
Second, the Company shall be entitled to include in such Registration Statement such number of Registrable Securities as the Company proposes to offer and sell for its own account or the account of any other Person to the full extent of the remaining portion of the Underwriter’s Maximum Number.

Section 3.2
Piggyback Registration.

(a)
Notice of Registrations.  In the event that the Company proposes to file a Registration Statement with respect to Registrable Securities (other than a Registration Statement (i) filed in connection with the Company’s initial Public Offering, (ii) filed pursuant to Section 3.1, or (iii) filed solely in connection with a dividend reinvestment plan or an employee benefit plan covering only officers or directors of the Company or its Affiliates, whether or not for sale for its own account, the Company shall provide each Stockholder with written notice of its intention to do so (a “Piggyback Registration Notice”) at least thirty (30) days prior to filing such Registration Statement.  Any Stockholder may elect to include Registrable Securities Beneficially Owned by it in the Registration Statement to which a Piggyback Registration Notice relates, by submitting a written request (a “Piggyback Registration Request”) to the Company within fifteen (15) days after the date of such Piggyback Registration Notice, specifying the number of Registrable Securities that such Stockholder intends to dispose of pursuant to such Registration Statement, and the intended method of disposition thereof.  The Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that Stockholders have requested, pursuant to timely submitted Piggyback Registration Requests, to be included in the Registration Statement to which the underlying Piggyback Registration Notice relates.

(b)
Withdrawal of Registration.  If, at any time after the Company provides a Piggyback Registration Notice and prior to the effective date of any Registration Statement filed in connection therewith, the Company shall determine for any reason not to register the Registrable Securities to which such Piggyback Registration Notice relates, the Company may, in its sole discretion, give the Requesting Holders written notice of such determination and thereupon shall be relieved of its obligation to register any Registrable Securities that the Requesting Holders requested to be registered pursuant to a Piggyback Registration Request delivered in response to such Piggyback Registration Notice.  Each Stockholder shall be permitted to withdraw all or any portion of the Registrable Securities of such Stockholder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(c)
Priority.  If a registration under this Section 3.2 involves an underwritten offering and the managing underwriter(s) in its good faith judgment advises the Company that the number of Registrable Securities requested to be included in the Registration Statement by the Requesting Holders exceeds the Underwriter’s Maximum Number, the Company shall be required to include in such Registration Statement only such number of Registrable Securities as is equal to the Underwriter’s Maximum Number and the Company and the Requesting Holders shall participate in such offering in the following order of priority:

(i)
First, the Company shall be entitled to include in such Registration Statement the Registrable Securities that the Company proposes to offer and sell for its own account in such registration and that does not exceed the Underwriter’s Maximum Number.

(ii)
Second, the Company shall be obligated and required to include in such Registration Statement that number of Registrable Securities that the Requesting Holders have, collectively, requested to be included in such offering, to the full extent of the remaining portion of the Underwriter’s Maximum Number; provided, that if such number of Registrable Securities exceeds the remaining portion of the Underwriter’s Maximum Number, the Registrable Securities to be included in such offering shall be allocated among all of the Requesting Holders, in proportion, as nearly as practicable, to the respective number of Registrable Securities held by them on the date of the underlying Piggyback Registration Notice.  If any Requesting Holder would thus be entitled to include more Registrable Securities than it requested to be registered, the excess shall be allocated among other Requesting Holders pro rata in the manner described in the preceding sentence.

(iii)
Third, the Company shall be entitled to include in such Registration Statement that number of Registrable Securities that the Company proposes to offer and sell for the account of any other Person, to the full extent of any remaining portion of the Underwriter’s Maximum Number.

(d)
Not a Demand Registration.  No registration of Registrable Securities effected under this Section 3.2 shall relieve the Company of its obligation to effect any registration of Registrable Securities pursuant to Section 3.1.

Section 3.3
Certain Information.  In connection with any request for registration pursuant to Section 3.1 or Section 3.2, each Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request, to the extent required to complete the filing of such Registration Statement in accordance with applicable law (including the Securities Act and any state securities or “blue sky” laws).

Section 3.4
Expenses.  Except as expressly provided otherwise in this Agreement, if the Company is required to effect the registration of any Registrable Securities pursuant to Section 3.1 or Section 3.2, the Company shall pay all Registration Expenses with respect to such registration; provided, that each Selling Holder shall bear its pro rata share, on the basis of the number of Registrable Securities sold in such registration, of all underwriting discounts, selling commissions and stock transfer taxes, and each such Selling Holder shall be responsible for any fees and expenses of any persons retained by such Selling Holder.  Notwithstanding the foregoing, in the event that any registration of Registrable Securities, as applicable, requested pursuant to Section 3.1 is withdrawn or deemed withdrawn pursuant to Section 3.1(g) and the Initial Requesting Holder(s) elects not to have such withdrawn registration counted as a registration under Section 3.1, the Initial Requesting Holder(s) and each Requesting Holder withdrawing all of its Registrable Securities shall pay (or reimburse the Company for) its pro rata share (in proportion to the number of Registrable Securities that it asked to be included in such withdrawn registration) of the Registration Expenses incurred by the Company with respect to such withdrawn registration.  The immediately preceding sentence shall not apply if such registration is withdrawn (i) as a result of information concerning the occurrence of a material adverse change in the business or financial condition of the Company that is made known to the Requesting Holders after the date on which such registration was requested, (ii) if the revocation of such Selling Holder’s request for registration is based on the Company’s failure to comply in any material respect with its obligations hereunder or (iii) if the registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or omission by any Requesting Holder; provided, that if any such stop order, injunction, order or requirement is issued or imposed as a result of any misrepresentation or omission by any Requesting Holder(s), such Requesting Holder(s) (each, a “Responsible Requesting Holder”) shall be solely responsible for paying (or reimbursing the Company for) all of the Registration Expenses incurred by the Company with respect to such withdrawn registration; provided, further, that if more than one (1) Responsible Requesting Holder is responsible for such payment or reimbursement of Registration Expenses, then each such Responsible Requesting Holder shall be responsible for its pro rata share of such Registration Expenses (for each Responsible Requesting Holder based on a fraction, the numerator of which is the number of Registrable Securities that such Responsible Requesting Holder asked to be included in such withdrawn registration and the denominator of which is the aggregate number of Registrable Securities that all Responsible Requesting Holder, collectively, asked to be included in such withdrawn registration).

Section 3.5
Registration and Qualification.

(a)
In the event that the Company is required to effect the registration of any Registrable Securities pursuant to this Article III, the Company shall:

(i)
use its reasonable best efforts to, as promptly as practicable, prepare, file and cause to become effective and remain effective a Registration Statement relating to such Registrable Securities;

(ii)
prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement for such Registrable Securities and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities until such time as all of such Registrable Securities have been disposed of; provided, that the Company shall, as far in advance as practicable but at least five (5) Business Days prior to filing a Registration Statement or prospectus (or any amendment or supplement thereto), furnish to each Selling Holder, for their review, copies of such Registration Statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Selling Holder, documents to be incorporated by reference therein); provided, further, that each Selling Holder may request reasonable changes to such Registration Statement, prospectus, amendment or supplement (as the case may be) and the Company shall be required to comply therewith to the extent necessary to lawfully complete such filing or maintain the effectiveness of such Registration Statement;

(iii)
furnish to each Selling Holder and each underwriter of such Registrable Securities such number of conformed copies of such Registration Statement and each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents as are incorporated by reference in such Registration Statement or prospectus (including any amendments or supplements thereto), and such other documents as such Selling Holder or underwriter may reasonably request;

(iv)
promptly notify each Selling Holder in writing of the effectiveness of the Registration Statement and of any stop order issued or threatened by the SEC with respect thereto, use its reasonable best efforts to prevent the entry of any such stop order that is threatened and promptly remove any such stop order that has been entered, and promptly notify each Selling Holder of such lifting or withdrawal of any such stop order;

(v)
use its reasonable best efforts to (x) register or qualify all Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as may be reasonably requested by any Selling Holder or underwriter of such Registrable Securities and promptly notify the Selling Holders of the receipt of any notification with respect to the suspension of the qualification of Registrable Securities for sale or offer in any such jurisdiction and (y) obtain all appropriate registrations, permits and consents in connection with such registrations and qualifications, and do any and all other acts and things (including using reasonable best efforts to promptly remove any such suspension) necessary or advisable to enable the Selling Holders and underwriters to consummate the disposition of such Registrable Securities in such jurisdictions; provided, that the Company shall not be required to qualify to do business as a foreign corporation in any such jurisdiction where it is not so qualified, to consent to general service of process in any such jurisdiction or to amend its Governing Documents;

(vi)
in an underwritten offering, use its reasonable best efforts to furnish to each underwriter of such Registrable Securities (x) an opinion letter and negative assurance letter of counsel to the Company addressed to each such underwriter and dated the date of the closing under the Underwriting Agreement and (y) “cold comfort” letters dated the effective date of the Registration Statement (and brought down to the date of closing under the Underwriting Agreement) addressed to each underwriter and signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, in each such case covering substantially the same matters as are customarily covered in such opinions and cold comfort letters in connection with underwritten public offerings of securities;

(vii)
not later than the effective date of the applicable Registration Statement, (x) retain a transfer agent and registrar (if the Company does not already have one), (y) obtain a CUSIP number for all Registrable Securities included in such Registration Statement and (z) provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company or other applicable clearing agency;

(viii)
in the case of an underwritten offering of such Registrable Securities cause its senior executive officers to participate in such customary “road show” presentations as may be reasonably requested by the managing underwriter, and to otherwise facilitate, cooperate with, and participate in each proposed offering of Registrable Securities pursuant to this Article III and customary selling efforts related thereto; and

(ix)
otherwise use its reasonable best efforts to comply with all applicable securities laws, including the Securities Act, the Exchange Act, and state securities and “blue sky” laws.

(b)
In the event that the Company delivers a prospectus covering Registrable Securities to the Selling Holders and such prospectus is subsequently amended to comply with the requirements of the Securities Act, the Company shall promptly notify each Selling Holder and may, in its discretion, request that the Selling Holders cease making offers of Registrable Securities and return to the Company all prospectuses in their possession.  In the event that the Company makes such a request each Selling Holder shall immediately cease making such offers and shall promptly return all such prospectuses.  The Company shall promptly provide the Selling Holders with revised prospectuses and each Selling Holder shall be free, following its receipt of such revised prospectuses, to resume making offers of the Registrable Securities.

(c)
In the event that the Company determines, in its sole discretion, that it is advisable to suspend use of a prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall direct the Selling Holders to discontinue sales of Registrable Securities pursuant to such prospectus, and each Selling Holder shall immediately so discontinue, until such Selling Holder has received copies of a supplemented or amended prospectus or until such Selling Holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.  The Company shall promptly furnish to each Selling Holder copies of any such supplemented or amended prospectuses or additional or supplemental filings, as the case may be.  Notwithstanding anything to the contrary in this Agreement, the Company shall not exercise its rights under this Section 3.5(c) to suspend sales of Registrable Securities for a period in excess of one hundred and thirty five (135) days during any period of three hundred and sixty five (365) consecutive days.

Section 3.6
Underwriting; Due Diligence.  In the event of an underwritten offering of Registrable Securities pursuant to a registration requested under this Article III, the Company shall, if requested by the underwriters for such offering, enter into an underwriting agreement with such underwriters (an “Underwriting Agreement”).  Any such Underwriting Agreement shall contain such representations, warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, and shall include indemnification and contribution provisions substantially to the effect and extent of those set forth in Section 3.7, and agreements as to the provision of opinions of counsel and accountants’ letters substantially to the effect and extent of those set forth in Section 3.5(a)(vi).  The Selling Holders on whose behalf such Registrable Securities are to be distributed by the underwriters shall enter into such Underwriting Agreement, which shall also contain such representations, warranties and indemnities by the Selling Holders as are customarily provided by selling stockholders in underwriting agreements with respect to secondary distributions.  With respect to any Underwriting Agreement:  (i) all of the conditions precedent to the obligations of the underwriters thereunder shall be conditions precedent to the obligations of the Selling Holders and (ii) no Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters, other than customary representations, warranties or agreements generally made by selling stockholders in similar offerings.

Section 3.7
Indemnification and Contribution.

(a)
The Company’s Indemnification Obligations.  To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Selling Holder, its Affiliates, and their respective directors, officers, members, managers, partners, employees, stockholders, agents, advisors, investment managers and any Person who “controls” such Selling Holder (within the meaning of Section 15 of the Securities Act), from and against any and all losses, claims, damages and liabilities, including any legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim (collectively, “Losses”) insofar as such Losses are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or amendment thereto, any free writing prospectus, any preliminary prospectus or prospectus (as amended or supplemented) relating to the Registrable Securities, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such registration, except insofar as such Losses (x) relate to a transaction or sale made by a Selling Holder in violation of Section 3.5(c) or (y) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon and in conformity with information relating to a Selling Holder which is furnished to the Company in writing by such Selling Holder expressly for use therein; provided, that clause (y) shall not apply to the extent that the Selling Holder has furnished in writing to the Company prior to the filing of such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendment or supplement information expressly for use in such document which information corrected or made not misleading the information previously furnished to the Company by such Selling Holder, and the Company failed to include such information therein.

(b)
The Selling Holder’s Indemnification Obligations.  To the fullest extent permitted by law, each Selling Holder agrees to indemnify and hold harmless the Company, all Affiliates of the Company, each of their respective directors, officers, members, managers, partners, employees, stockholders, agents and advisors and each Person, if any, who “controls” (within the meaning of Section 15 of the Securities Act) the Company, from and against any and all Losses insofar as such Losses are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or amendment thereto, any free writing prospectus, preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or (ii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with reference to information relating to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendments or supplement; provided, that such Selling Holder shall not be liable in any such case to the extent that it has furnished in writing to the Company prior to the filing of any such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendment or supplement information expressly for use in such document which information corrected or made not misleading the information previously furnished to the Company by such Selling Holder, and the Company failed to include such information therein.  Notwithstanding anything to the contrary in this Section 3.7, each Selling Holder’s indemnification obligations under this paragraph are several, and not joint and several, and shall not exceed, with respect to any given registration of Registrable Securities pursuant to this Article III, the amount of net proceeds received by such Selling Holder in connection with the offering of its Registrable Securities under such registration.

(c)
Each party that is entitled to indemnification under paragraph (a) or (b) of this Section 3.7 shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses; provided, that the failure of any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify.  In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel shall be at the sole expense of the indemnifying party; provided, that in the event that the Company, as indemnifying party, is required to pay expenses of separate legal counsel for any one (1) or more Selling Holders as indemnified party, a single counsel shall be designated in writing to the Company by the Selling Holder with the largest number of Registrable Securities included in such registration.  All such fees and expenses shall be reimbursed as they are incurred.  The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding and imposes no obligations on such indemnified party other than the payment of monetary damages (which damages will be paid by the indemnifying party hereunder).

(d)
If the indemnification provided for in this Section 3.7 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any Losses referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  Notwithstanding anything to the contrary in this paragraph, (i) each Selling Holder’s contribution obligations under this paragraph are several, and not joint and several, and (ii) no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses relate exceed the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission.  The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 3.7(c).  No Person who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) that results in Losses shall be entitled to contribution with respect to such Losses from any Person who is not guilty of such fraudulent misrepresentation.

(e)
Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by the Company, the Selling Holders and the underwriters with respect to any required registration or other qualification of Registrable Securities under any state law or regulation or governmental authority.

(f)
The obligations of the parties under this Section 3.7 shall be in addition to any liability which any party may otherwise have to any other party.  If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the fullest extent permitted by applicable law and as provided in paragraphs (a) and (b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

(g)
The rights and obligations of the Company and the Selling Holders under this Section 3.7 shall survive the termination of this Agreement.

Section 3.8
Rule 144 Information.  The Company hereby covenants and agrees it shall (a) file such periodic reports as it is required to file under the Exchange Act, and other applicable laws or rules, and thereafter shall timely file such information, documents and reports as may be required or prescribed under Section 13 or 15(d) (whichever is applicable) of the Exchange Act, and, (b) if the Company is not required to file such reports during any period, it will upon the reasonable request of any Stockholder make publicly available such information for so long as is necessary to permit such Stockholder to sell Registrable Securities pursuant to Rule 144 or Regulation S under the Securities Act, take such further action as any Stockholder may reasonably request, to the extent from time to time such action is necessary to permit such Stockholder to sell Registrable Securities pursuant to Rule 144 or Regulation S of the Securities Act, including without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Regulation S under the Securities Act.

Section 3.9
Grant of Additional Registration Rights.  Except for the registration rights granted pursuant to this Article III, the Company shall not grant any registration rights with respect to shares of Common Stock to any other Person without the prior written consent of the majority of the then outstanding shares of Common Stock held by the Stockholder Groups unless such registration rights so granted do not materially affect the rights of the Stockholder Groups under this Agreement with respect to their priority in any Public Offering.

Section 3.10
Holdback Agreement.  The Company and each 5% Stockholder (whether or not such Registrable Securities are included in a Registration Statement filed pursuant to Section 3.1 or Section 3.2) agree, if requested (pursuant to a timely written notice) by the lead or managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Registrable Securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), for a customary period (which period shall be the same for all applicable Stockholders and shall not be longer than one hundred and eighty (180) days in the case of the Company’s first Public Offering and ninety (90) days in the case of any other Public Offering, except to the extent required by FINRA regulations or applicable law), as reasonably determined by the lead or managing underwriter or underwriters in consultation with the Stockholders, after the closing date of the underwritten offering made pursuant to such Registration Statement; provided, that no 5% Stockholder shall be subject to any such restrictions unless (a) all such restrictions shall have been requested of, and shall be applicable to, all 5% Stockholders and (b) such underwriter(s) shall have obtained written holdback agreements from the Company, each executive officer of the Company and each other Person who has been granted registration rights by the Company.  No waiver of any such restrictions shall be effective with respect to any Stockholder unless such waiver applies uniformly to all such Stockholders.  Notwithstanding anything contained in this Section 3.10, all obligations of the Stockholders under this Section 3.10 shall terminate in the event that the Company or any underwriter terminates, releases or waives, in whole or in part, the holdback agreements with respect to the Company, any executive officer of the Company or any such other Person who has been granted registration rights by the Company, unless such termination, release or waiver also applies proportionally (based on their respective ownership of Registrable Securities relative to the number of Registrable Securities held by such executive officer or other Person) to each Stockholder.

Section 3.11
Termination.  All of the Company’s obligations to register Registrable Securities under Section 3.1 and Section 3.2 shall terminate on the date on which the Stockholders cease to Beneficially Own any Registrable Securities.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the parties hereto hereby represents and warrants, solely with respect to itself (and, in each case to the extent applicable in the case of parties who are natural persons), to each other party that:

Section 4.1
Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 4.2
Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such party, except, in the case of clause (b), as would not have a material  adverse effect on such party’s ability to perform its obligations hereunder.

Section 4.3
Consents.  Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement, except in each case, as would not have a material adverse effect on such party’s ability to perform its obligations hereunder.

ARTICLE V

GENERAL

Section 5.1
Assignment.  The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, any party hereto, without the consent of any other party, may assign, in whole or in part, any of its rights hereunder to any Person who is an Affiliate of such party, if such assignee contemporaneously enters into a Joinder Agreement in the form attached hereto as Annex A.  Any attempted assignment of rights or obligations in violation of this Section 5.1 shall be null and void.

Section 5.2
Term and Effectiveness.

(a)
This Agreement shall become effective immediately prior to the consummation of the Public Listing.  This Agreement shall automatically terminate if the Public Listing is not consummated on or before the tenth (10th) Business Day following the date of this Agreement.

(b)
Article II shall terminate as to any Nominating Stockholder Group when such Nominating Stockholder Group no longer Beneficially Owns at least ten percent (10%) of the then issued and outstanding shares of Common Stock.

(c)
Subject to Section 5.2(b), this Agreement (other than this Article V) shall terminate with respect to any Stockholder on the date such Stockholder no longer holds Registrable Securities.

(d)
Notwithstanding anything contained herein to the contrary, this Article V shall survive any termination of any provisions of this Agreement.

(e)
The termination of any provision of this Agreement shall not relieve any party from any liability for the breach of its obligations under this Agreement prior to such termination.

Section 5.3
Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.4
Entire Agreement; Amendment.

(a)
This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, including the Original Agreement, both oral and written, between the parties with respect to the subject matter of this Agreement.  This Agreement or any provision thereof may only be amended, modified or supplemented, and no provision in this Agreement may be waived, in whole or in part, by an instrument in writing signed by the Stockholders holding a majority of the then issued and outstanding shares of Common Stock, provided, however that (i) Article II may only be amended, modified, supplemented or waived with the consent of each Nominating Stockholder Group for so long as the Aggregate Ownership of such Nominating Stockholder Group constitutes at least ten percent (10%) of the outstanding shares of Common Stock, and (ii) the consent of a Stockholder will be required to effect any amendment, modification, supplement or waiver to the Agreement that would reasonably be expected to disproportionately affect such Stockholder that is material and adverse to such Stockholder as compared to any other Stockholder.

(b)
No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(c)
No waiver of a right under this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed.  The waiver of a right under this Agreement in a specified instance or in specified circumstances shall not operate or be construed as a waiver of such right in other instances or circumstances.

(d)
Any nomination or other consent or action under this Agreement exercisable by the Mudrick Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the Mudrick Parties under this Agreement, may be exercised on their behalf by the Mudrick Entity; any nomination or consent right or action under this Agreement exercisable by the GoldenTree Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the GoldenTree Parties under this Agreement, may be exercised on their behalf by the GoldenTree Entity; any nomination or consent right or action under this Agreement exercisable by the Paulson Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the Paulson Parties under this Agreement, may be exercised on their behalf by the Paulson Entity; any consent right or action under this Agreement exercisable by the Cerberus Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the Cerberus Parties under this Agreement, may be exercised on their behalf by the Cerberus Entity.

Section 5.5
Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5.6
Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.7
Waiver of Jury Trial; Consent to Jurisdiction.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder.  Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 5.9 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 5.7.

Section 5.8
Specific Enforcement.  The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 5.9
Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response).  All such notices, requests and other communications shall be delivered in person or sent by facsimile, e-mail or nationally recognized overnight courier and shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.  All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to the Company, to:

Thryv Holdings, Inc.
2200 W. Airfield Drive
P.O. Box 619810
DFW Airport, TX 75261
Attention:	Lesley Bolger, Corporate Secretary
Facsimile:	(877) 238-4973
E-mail:	Lesley.Bolger@thryv.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Brian Gingold
Facsimile:	(212) 310-8007
E-mail:	Brian.Gingold@weil.com

If to any Stockholder:

At such Person’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 5.9.  All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two (2) days after being deposited in the mail or (ii) one (1) day after being deposited with the express overnight courier service, respectively, addressed as aforesaid.

Section 5.10          Binding Effect; Third Party Beneficiaries.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Except as provided in Section 5.13, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective permitted successors and assigns.

Section 5.11          Further Assurances.  The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

Section 5.12          Table of Contents, Headings and Captions.  The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.13          No Recourse.  This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, controlling person, fiduciary, agent, attorney or representative of any party hereto, or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, controlling person, fiduciary, agent, attorney or representative of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholders Agreement to be executed by its duly authorized officers as of the day and year first above written.

THRYV HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Stockholders Agreement (Thryv Holdings, Inc.)]

Mudrick Parties

[MUDRICK ENTITY]

By:
Name:
Title:

[Signature Page to Amended and Restated Stockholders Agreement (Thryv Holdings, Inc.)]

GoldenTree Parties

[GOLDENTREE ENTITY]

By:
Name:
Title:

[Signature Page to Amended and Restated Stockholders Agreement (Thryv Holdings, Inc.)]

Paulson Parties

[PAULSON ENTITY]

By:
Name:
Title:

[Signature Page to Amended and Restated Stockholders Agreement (Thryv Holdings, Inc.)]

Cerberus Parties

[CERBERUS ENTITY]

By:
Name:
Title:

[Signature Page to Amended and Restated Stockholders Agreement (Thryv Holdings, Inc.)]

Annex A

FORM OF
JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Stockholders Agreement, dated as of September [●], 2020 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among (i) Thryv Holdings, Inc., a Delaware corporation (the “Company”), (ii) [Mudrick Capital Management, L.P.], a Delaware limited partnership (the “Mudrick Entity”), (iii) [GoldenTree Asset Management LP], a Delaware limited partnership (the “GoldenTree Entity”), (iv) [Paulson & Co. Inc.], a Delaware corporation (the “Paulson Entity”), and (v) [Cerberus Capital Management L.P.], a Delaware limited partnership (the “Cerberus Entity”) and each of the other Affiliates of the foregoing that are signatories to the Agreement.  Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the beneficial owner and/or transferee of Company Securities, to become a party as a Stockholder to, and to be bound by and comply with the provisions of, the Stockholders Agreement applicable to the Stockholders in the same manner as if the undersigned were an original signatory to the Stockholders Agreement.

The undersigned acknowledges and agrees that Article V of the Stockholders Agreement is incorporated herein by reference, mutatis mutandis.

[Annex A to Amended and Restated Stockholders Agreement (Thryv Holdings, Inc.)]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the _______ day of ______________, ______________.

(Signature of Transferee)

(Print Name of Transferee)

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED
as of the ____ day of ________, _________.

THRYV HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Joinder to Amended and Restated Stockholders Agreement (Thryv Holdings, Inc.)]